                                                                    EXHIBIT 23.1

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of SofTech, Inc. on Form S-8 (File Nos. 333-61427 and 333-61417) and on Form S-3 (File Nos. 33-63831, 333-30399 and 333-55759) and in the related Prospectuses of our report dated September 12, 2001, with respect to the fiscal 2001 consolidated financial statements and schedule of SofTech, Inc. included in this Annual Report on Form 10-K for the year ended May 31, 2001.


                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              Grant Thornton LLP


Boston, Massachusetts
September 12, 2001